EXHIBIT 99.1

AutoZone 4th Quarter Same Store Sales Increase 4.3%; 4th Quarter EPS Increases to $35.72; Annual Sales of $14.6 Billion

MEMPHIS, Tenn., Sept. 21, 2021 (GLOBE NEWSWIRE) -- AutoZone, Inc. (NYSE: AZO) today reported net sales of $4.9 billion for its fourth quarter (16 weeks) ended August 28, 2021, an increase of 8.1% from the fourth quarter of fiscal 2020 (16 weeks). Domestic same store sales, or sales for stores open at least one year, increased 4.3% for the quarter.

“Our strong sales and earnings this quarter are a testament to our AutoZoners’ ongoing commitment to going the extra mile for our customers. Our retail business performed very well this quarter ending with virtually flat same store sales on top of last year’s historic growth of over 20%.  And, our commercial business growth continues to be exceptionally strong at 21.2%. The investments we are making continue to strengthen our competitive positioning in all the sectors and markets we compete. We are optimistic about our growth prospects heading into our new fiscal year,” said Bill Rhodes, Chairman, President and Chief Executive Officer.

For the quarter, gross profit, as a percentage of sales, was 52.3%, a decrease of 82 basis points versus the prior year. The decrease in gross margin was primarily driven by the initiatives to accelerate growth in our Commercial business. Operating expenses, as a percentage of sales, was 31.0% versus 30.7% last year. Our expense growth was primarily driven by higher payroll to support our sales and customer service initiatives, partially offset by a decrease in pandemic related expenses. In addition, we are investing in   technology to underpin our growth initiatives and we are seeing higher wage costs in our stores and distribution centers.

Operating profit increased 2.6% to $1.0 billion. Net income for the quarter increased 6.1% over the same period last year to $785.8 million, while diluted earnings per share increased 15.5% to $35.72 from $30.93 in the year-ago quarter.

For the fiscal year ended August 28, 2021, sales were $14.6 billion, an increase of 15.8% from the prior year, while domestic same store sales were up 13.6%. Gross profit, as a percentage of sales, was 52.8% versus 53.6%. The decrease in gross margin was primarily attributable to the initiatives to accelerate growth in our Commercial business. Operating expenses, as a percentage of sales, were 32.6% versus 34.5%. The reduction in operating expenses as a percent of sales was driven by strong sales growth and a decrease in pandemic related expenses. For fiscal 2021, net income increased 25.2% to $2.2 billion and diluted earnings per share increased 32.3% to $95.19 from $71.93. Return on invested capital finished at 41.0%.

Under its share repurchase program, AutoZone repurchased 592 thousand shares of its common stock for $900 million during the fourth quarter, at an average price of $1,519 per share. For the fiscal year, the Company repurchased 2.6 million shares of its common stock for $3.4 billion, at an average price of $1,303 per share. At year end, the Company had $417.6 million remaining under its current share repurchase authorization.

The Company’s inventory increased 3.7% over the same period last year, driven by new stores and improved product assortment. Inventory per store was $686 thousand versus $683 thousand last year and $701 thousand last quarter. Net inventory, defined as merchandise inventories less accounts payable, on a per store basis, was negative $203 thousand versus negative $104 thousand last year and negative $167 thousand last quarter.

“While the COVID-19 pandemic continues to impact our customers’ and AutoZoners’ lives, our primary focus remains everyone’s health and well-being. We will continue to help wherever we can to make our stores the best and safest place to shop for everyone’s automotive needs. We remain committed to helping our AutoZoners during these difficult times. As always, we will take nothing for granted while striving for continued sales growth in fiscal 2022. As we continue to prudently invest capital in our business, we remain committed to our long-term, disciplined, approach of increasing operating earnings and cash flow while utilizing our balance sheet effectively,” said Rhodes.

During the quarter ended August 28, 2021, AutoZone opened 76 new stores in the U.S., 29 stores in Mexico and five stores in Brazil. At our fiscal year end, the Company had 6,051 stores in the U.S., 664 in Mexico and 52 in Brazil for a total store count of 6,767.

AutoZone is the leading retailer and a leading distributor of automotive replacement parts and accessories in the Americas. Each AutoZone store carries an extensive product line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. Many stores also have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, service stations and public sector accounts. We also have commercial programs in all stores in Mexico and Brazil. AutoZone also sells the ALLDATA brand diagnostic and repair software through www.alldata.com. Additionally, we sell automotive hard parts, maintenance items, accessories and non-automotive products through www.autozone.com and our commercial customers can make purchases through www.autozonepro.com. We also provide product information on our Duralast branded products through www.duralastparts.com. AutoZone does not derive revenue from automotive repair or installation.

AutoZone will host a conference call this morning, Tuesday, September 21, 2021, beginning at 10:00 a.m. (EDT) to discuss its fourth quarter results. This call is being web cast and can be accessed, along with supporting slides, at AutoZone’s website at www.autozone.com and clicking on Investor Relations. Investors may also listen to the call by dialing (877) 407-8031. In addition, a telephone replay will be available by dialing (877) 481-4010 through October 19, 2021,11:59 pm (EDT).

This release includes certain financial information not derived in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP measures include adjustments to reflect return on invested capital, adjusted debt and adjusted debt to EBITDAR. The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company’s comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management targets the Company’s capital structure in order to maintain its investment grade credit ratings. The Company believes this is important information for the management of its debt levels and share repurchases. We have included a reconciliation of this additional information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained in this press release constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically use words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “seek,” “may,” “could,” and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: product demand; energy prices; weather; competition; credit market conditions; cash flows; access to available and feasible financing; future stock repurchases; the impact of recessionary conditions; consumer debt levels; changes in laws or regulations; risks associated with self-insurance; war and the prospect of war, including terrorist activity; the impact of public health issues, such as the ongoing global coronavirus pandemic; inflation; the ability to hire, train and retain qualified employees; construction delays; the compromising of confidentiality, availability or integrity of information, including cyber-attacks; historic growth rate sustainability; downgrade of our credit ratings; damages to our reputation; challenges in international markets; failure or interruption of our information technology systems; origin and raw material costs of suppliers; disruption in our supply chain; impact of tariffs; anticipated impact of new accounting standards; and business interruptions. Certain of these risks and uncertainties are discussed in more detail in the “Risk Factors” section contained in Item 1A under Part 1 of the Company’s Annual Report on Form 10-K for the year ended August 29, 2020, and these Risk Factors should be read carefully. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements, and events described above and in the “Risk Factors” could materially and adversely affect our business. However, it should be understood that it is not possible to identify or predict all such risks and other factors that could affect these forward-looking statements. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:
Financial: Brian Campbell at (901) 495-7005, brian.campbell@autozone.com
Media: David McKinney at (901) 495-7951, david.mckinney@autozone.com

AutoZone's 4th Quarter Highlights - Fiscal 2021

Condensed Consolidated Statements of Operations
4th Quarter, FY2021
(in thousands, except per share data)
	GAAP Results
	16 Weeks Ended	16 Weeks Ended
	August 28, 2021	August 29, 2020(2)

Net sales	$4,913,484	$4,545,968
Cost of sales	2,345,646	2,132,993
Gross profit	2,567,838	2,412,975
Operating, SG&A expenses	1,523,808	1,394,930
Operating profit (EBIT)	1,044,030	1,018,045
Interest expense, net	58,119	65,638
Income before taxes	985,911	952,407
Income taxes(1)	200,140	211,950
Net income	$785,771	$740,457
Net income per share:
Basic	$36.72	$31.67
Diluted	$35.72	$30.93
Weighted average shares outstanding:
Basic	21,400	23,383
Diluted	22,000	23,942

(1)The sixteen weeks ended August 28, 2021 and the comparable prior year period include $21.2M and $3.3M in tax benefits from stock option exercises, respectively
(2)The sixteen weeks ended August 29, 2020 was negatively impacted by pandemic related expenses, including Emergency Time-Off of approximately $10.7M (pre-tax)

Fiscal Year 2021
(in thousands, except per share data)
	GAAP Results
	52 Weeks Ended	52 Weeks Ended
	August 28, 2021(2)	August 29, 2020(2)

Net sales	$14,629,585	$12,631,967
Cost of sales	6,911,800	5,861,214
Gross profit	7,717,785	6,770,753
Operating, SG&A expenses	4,773,258	4,353,074
Operating profit (EBIT)	2,944,527	2,417,679
Interest expense, net	195,337	201,165
Income before taxes	2,749,190	2,216,514
Income taxes(1)	578,876	483,542
Net income	$2,170,314	$1,732,972
Net income per share:
Basic	$97.60	$73.62
Diluted	$95.19	$71.93
Weighted average shares outstanding:
Basic	22,237	23,540
Diluted	22,799	24,093

(1)The 52 weeks ended August 28, 2021 and the comparable prior year period include $56.4M and $20.9M in tax benefits from stock option exercises, respectively
(2)The 52 weeks ended August 28, 2021 and the comparable prior year period were negatively impacted by pandemic related expenses, including Emergency Time-Off of approximately $43.0M (pre-tax) and $83.9M (pre-tax), respectively

Selected Balance Sheet Information
(in thousands)
	August 28, 2021	August 29, 2020

Cash and cash equivalents	$1,171,335	$1,750,815
Merchandise inventories	4,639,813	4,473,282
Current assets	6,415,303	6,811,872
Property and equipment, net	4,856,891	4,509,221
Operating lease right-of-use assets	2,718,712	2,581,677
Total assets	14,516,199	14,423,872
Accounts payable	6,013,924	5,156,324
Current liabilities	7,369,754	6,283,091
Operating lease liabilities, less current portion	2,632,842	2,501,560
Total debt	5,269,820	5,513,371
Stockholders' deficit	(1,797,536)	(877,977)
Working capital	(954,451)	528,781

AutoZone's 4th Quarter Highlights - Fiscal 2021

Condensed Consolidated Statements of Operations

Adjusted Debt / EBITDAR
(in thousands, except adjusted debt to EBITDAR ratio)		Trailing 4 Quarters
		August 28, 2021	August 29, 2020
Net income		$2,170,314	$1,732,972
Add:	Interest expense	195,337	201,165
Income tax expense		578,876	483,542
EBIT		2,944,527	2,417,679

Add:	Depreciation and amortization	407,683	397,466
Rent expense(1)		345,380	329,783
Share-based expense		56,112	44,835
EBITDAR		$3,753,702	$3,189,763

Debt		$5,269,820	$5,513,371
Financing lease liabilities		276,054	223,353
Add: Rent x 6(1)		2,072,280	1,978,696
Adjusted debt		$7,618,154	$7,715,420

Adjusted debt to EBITDAR		2.0	2.4

Adjusted Return on Invested Capital (ROIC)
(in thousands, except ROIC)
		Trailing 4 Quarters
		August 28, 2021	August 29, 2020
Net income		$2,170,314	$1,732,972
Adjustments:
Interest expense		195,337	201,165
Rent expense(1)		345,380	329,783
Tax effect(2)		(114,091)	(115,747)
Adjusted after-tax return		$2,596,940	$2,148,173

Average debt(3)		$5,416,471	$5,375,356
Average stockholders' deficit(3)		(1,397,892)	(1,542,355)
Add: Rent x 6(1)		2,072,280	1,978,696
Average financing lease liabilities(3)		237,267	203,998
Invested capital		$6,328,126	$6,015,695

Adjusted After-Tax ROIC		41.0%	35.7%

(1) The table below outlines the calculation of rent expense and reconciles rent expense to total lease cost, per ASC 842, the most directly comparable GAAP financial measure, for the trailing four quarters ended August 28, 2021 and August 29, 2020 (in thousands):

Total lease cost, per ASC 842, for the trailing four quarters ended August 28, 2021			$427,443
Less:	Financing lease interest and amortization		(56,334)
Less:	Variable operating lease components, related to insurance and common area maintenance		(25,729)

Rent expense for the trailing four quarters ended August 28, 2021			$345,380

Total lease cost, per ASC 842, for the trailing four quarters ended August 29, 2020			$415,505
Less:	Financing lease interest and amortization		(60,275)
Less:	Variable operating lease components, related to insurance and common area maintenance		(25,447)

Rent expense for the trailing four quarters ended August 29, 2020			$329,783

(2) Effective tax rate over trailing four quarters ended August 28, 2021 and August 29, 2020 is 21.1% and 21.8%, respectively
(3)All averages are computed based on trailing 5 quarter balances

Other Selected Financial Information
(in thousands)
		August 28, 2021	August 29, 2020
Cumulative share repurchases ($ since fiscal 1998)		$25,732,431	$22,354,110
Remaining share repurchase authorization ($)		417,569	795,890

Cumulative share repurchases (shares since fiscal 1998)		150,288	147,696

Shares outstanding, end of quarter		21,138	23,376

		16 Weeks Ended	16 Weeks Ended	52 Weeks Ended	52 Weeks Ended
		August 28, 2021	August 29, 2020	August 28, 2021	August 29, 2020

Depreciation and amortization		$129,639	$125,351	$407,683	$397,466

Capital spending		246,114	183,848	621,767	457,736

AutoZone's 4th Quarter Highlights - Fiscal 2021
Selected Operating Highlights
Condensed Consolidated Statements of Operations

Store Count & Square Footage

16 Weeks Ended	16 Weeks Ended	52 Weeks Ended	52 Weeks Ended
August 28, 2021	August 29, 2020	August 28, 2021	August 29, 2020
Domestic:
Beginning stores	5,975	5,836	5,885	5,772
Stores opened	76	49	167	113
Stores closed	-	-	(1)	-
Ending domestic stores	6,051	5,885	6,051	5,885
.
Relocated stores	1	4	12	5

Stores with commercial programs	5,179	5,007	5,179	5,007

Square footage (in thousands)	39,727	38,559	39,727	38,559

Mexico:
Beginning stores	635	610	621	604
Stores opened	29	11	43	17
Ending Mexico stores	664	621	664	621

Brazil:
Beginning stores	47	38	43	35
Stores opened	5	5	9	8
Ending Brazil stores	52	43	52	43

Total	6,767	6,549	6,767	6,549

Square footage (in thousands)	45,057	43,502	45,057	43,502
Square footage per store	6,658	6,643	6,658	6,643

Sales Statistics
($ in thousands, except sales per average square foot)
16 Weeks Ended	16 Weeks Ended	52 Weeks Ended	52 Weeks Ended
Total AutoZone Stores (Domestic, Mexico and Brazil)	August 28, 2021	August 29, 2020	August 28, 2021	August 29, 2020
Sales per average store	$720	$686	$2,160	$1,914
Sales per average square foot	$108	$103	$325	$288

Total Auto Parts (Domestic, Mexico and Brazil)
Total auto parts sales	$4,830,136	$4,473,098	$14,381,712	$12,405,929
% Increase vs. LY	8.0%	14.2%	15.9%	6.5%

Domestic Commercial
Total domestic commercial sales	$1,182,626	$975,573	$3,345,450	$2,727,767
% Increase vs. LY	21.2%	10.0%	22.6%	6.4%

Average sales per program per week	$14.4	$12.2	$12.6	$10.6
% Increase vs. LY	18.0%	14.2%	18.9%	5.6%

All Other, including ALLDATA
All other sales	$83,348	$72,870	$247,873	$226,038
% Increase vs. LY	14.4%	2.1%	9.7%	3.4%

16 Weeks Ended	16 Weeks Ended	52 Weeks Ended	52 Weeks Ended
August 28, 2021	August 29, 2020	August 28, 2021	August 29, 2020
Domestic same store sales	4.3%	21.8%	13.6%	7.4%

Inventory Statistics (Total Stores)
as of	as of
August 28, 2021	August 29, 2020
Accounts payable/inventory	129.6%	115.3%

($ in thousands)
Inventory	$4,639,813	$4,473,282
Inventory per store	686	683
Net inventory (net of payables)	(1,374,111)	(683,042)
Net inventory / per store	(203)	(104)

Trailing 5 Quarters
August 28, 2021	August 29, 2020
Inventory turns	1.5	x	1.3	x